ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 20080011296-79
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/07/2008 4:25 PM
	Entity Number C1282-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Gourmet Herb Growers, Inc.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles **"Restated"** or **"Amended and Restated,"** accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ________ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☒ The entity name has been amended.
- ☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
GOURMET HERB GROWERS, INC.
(hereby changed to HONG KONG WINALITE GROUP, INC.)

Gourmet Herb Growers, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify as follows:

1. The current name of the Corporation is Gourmet Herb Growers, Inc.

2. The original Articles of Incorporation of the Corporation were filed in the Office of the Secretary of State on January 22, 1998.

3. These Amended and Restated Articles of Incorporation have been duly approved by the Unanimous Written Consent of the Board of Directors of the Corporation in lieu of a meeting, dated December 28, 2007, and by the Written Consent of the holders of a majority of the Corporation's issued and outstanding capital stock, dated December 28, 2007, in accordance with the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes.

4. The provisions of the Articles of Incorporation of the Corporation as heretofore amended and/or supplemented are hereby restated, integrated and further amended to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Hong Kong Winalite Group, Inc. (hereinafter, the "Corporation").

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE III
STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 500,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the

Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Full-paid stock of the Corporation shall not be liable to any further call or assessment.

Effective as of the filing date of these Amended and Restated Articles of Incorporation, each 7.352380958 shares of the issued and outstanding Common Stock, $0.001 par value, of the Corporation shall be reverse split into one (1) share of Common Stock of the Corporation. This reverse split shall affect only issued and outstanding shares. Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split shall receive, if they hold a fractional share equal to one-half or more, a full share of Common Stock, and if they hold a fractional share equal to less than one-half of a share of Common Stock, then that fractional share will be cancelled.

ARTICLE IV
DIRECTORS

The members of the governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be determined from time to time in the manner provided in the bylaws of the Corporation.

ARTICLE V
LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except to the extent provided by applicable law.

ARTICLE VI
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by an successor section, statute, or provision. No amendment to these Amended and Restated Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE VII
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE VIII
INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is serving at the request or direction of the Corporation, or who is serving at the request or direction of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Nevada law.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 7th day of January, 2008.

GOURMET HERB GROWERS, INC.

By: ______________________
Name: Percy K. Chin
Title: Chief Executive Officer